Exhibit 5
Execution version
EXCHANGE AGREEMENT
     EXCHANGE AGREEMENT (this “Agreement”), dated as of October 30, 2009, by and between AEI, a Cayman Islands exempted company, having its registered office at Clifton House, 75, Fort Street, P.O. Box 1350 GT, Grand Cayman, Cayman Islands, British West Indies (“AEI”), and AEI (Luxembourg) S.àr.l, a Luxembourg private limited liability company, with its registered office located at 6, rue Adolphe Fischer, L-1520 Luxembourg, registered with the Luxembourg register of commerce and companies under number B 113.997 and having a share capital of EUR 12,500 (“AEI Lux” and, together with AEI, the “Parties”).
     WHEREAS, AEI holds 12,642,668 American Depositary Receipts (“TGS ADRs”), representing 63,213,340 Class B Shares, par value Ps.1, of Transportadora de Gas del Sur S.A., a company organized and existing under the laws of Argentina (“TGS”).
     WHEREAS, AEI desires to transfer, or cause to be transferred, to AEI Lux or its designee, 12,642,668 TGS ADRs in exchange for 24,260,250 Tranche 1 “TGS ADR” income-sharing preferred equity certificates to be governed by the terms and conditions of the IPECs dated April 14, 2008, but effective June 26, 2007 to be issued by AEI Lux (the “TGS ADR IPECs”) to AEI pursuant to the terms and conditions of this Agreement.
     NOW, THEREFORE, the Parties hereby agree as follows:
ARTICLE I
CERTAIN DEFINITIONS
     As used in this Agreement, the following terms shall have the respective meanings set forth below:
     “AEI Lux” has the meaning set forth in the Preamble.
     “AEIU” means AEI Utilities, S.L., a Spanish company, having its registered office at calle Tarragona, 157, 14th floor, Barcelona, Spain, a wholly owned subsidiary of AEI Lux.
     “Affiliate” means, with respect to a given Person (in this definition, the “Relevant Person”), any Person who directly or indirectly, Controls, or is Controlled by, or is under a common Control with, the Relevant Person; provided, that no shareholder of a Party (or any Subsidiary or Affiliate of any such shareholder) shall be deemed to be an Affiliate of such Party for purposes of this Agreement. As used in this definition, “Control,” “Controlling” and “Controlled” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).
     “Agreement” has the meaning set forth in the Preamble.

     “Business Day” means any day other than a Saturday or a Sunday or a day on which banks located in New York, New York or Houston, Texas are authorized or required to be closed.
     “AEI” has the meaning set forth in the Preamble.
     “Law/Laws” means any constitutional provision, statute, law, rule, ordinance, regulation, treaty, code, executive order or interpretation of any governmental entity and any Order.
     “Liens” means all liens, pledges, charges, mortgages, hypothecations, deeds of trust, security interests, assignments in trust or by way of security or other encumbrances or restrictions on title with respect to such security (collectively, “Liens”).
     “Order” means any binding and enforceable decree, injunction, judgment, order, ruling, assessment, stipulation, determination or writ issued by or agreement entered into with a governmental entity (whether preliminary or final).
     “Parties” has the meaning set forth in the Preamble.
     “Person” means any natural person, association, corporation, general partnership, limited partnership, limited liability company, limited liability partnership, proprietorship, joint venture, trust or any other entity, organization or governmental entity.
     “Relevant Person” has the meaning set forth in the definition of Affiliate.
     “Subsidiary” means, with respect to any Person, any other Person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions is directly or indirectly owned or Controlled by such Person or by one or more of its Subsidiaries.
     “TGS” has the meaning set forth in the Recitals.
     “TGS ADRs” has the meaning set forth in the Recitals.
     “TGS ADR IPECs” has the meaning set forth in the Preamble.
ARTICLE II
EXCHANGE
          Section 2.01. Exchange. At the Closing, AEI shall transfer to AEI Lux good and valid title to 12,642,668 TGS ADRs free and clear of all Liens. In consideration therefor, AEI Lux shall issue and deliver to AEI 24,260,250 TGS ADR IPECs (the “Exchange”).
          Section 2.02. Transfer Instructions. For the purpose of effecting the Exchange, AEI Lux hereby instructs AEI to transfer, in the name and on behalf of AEI Lux, the 12,642,668 TGS ADRs directly to AEIU for the purpose of the capital increase of AEIU, to which AEI Lux intends to subscribe by way of the contribution in kind of the 12,642,668 TGS ADRs.
          Section 2.03. Closing. The closing shall take place at ___, on October 30, 2009 or at such other time and place as the Parties agree upon, orally or in writing (which time and place are designated as the “Closing”).
          Section 2.04. Closing Deliveries. At the Closing,
          (a) AEI shall cause its broker to transfer, in the name and on behalf of AEI Lux, 12,642,668 TGS ADRs to an account designated in writing by AEI Lux prior to the Closing in accordance with the transfer instructions set forth under Section 2.02 of this Agreement;
          (b) AEI Lux shall issue 24,260,250 TGS ADR IPECs and AEI shall subscribe for these 24,260,250 TGS ADR IPECs by signing a confirmation schedule in connection with such TGS ADR IPECs;
          (c) To the extent required, AEI and AEI Lux shall take any such additional actions (or as the case may be cause such actions to be taken), enter into and perform their obligations under any and all agreements or documents and perform (or as the case may be cause to be performed) all formalities as may be legally and/or contractually required in order to implement, record, register, notify and otherwise effect the transfer of the 12,642,668 TGS ADRs as contemplated by this Agreement.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF AEI LUX
     AEI LUX hereby represents and warrants to AEI, that:
          Section 3.01. Organization and Related Matters. AEI Lux is a private limited liability company duly incorporated and validly existing under the Laws of Luxembourg.
          Section 3.02. Authorization. AEI Lux has the corporate power and authority to execute, deliver and perform this Agreement, and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of AEI Lux. This Agreement has been duly executed and delivered by AEI Lux. This Agreement constitutes a legally valid and binding obligation of AEI Lux enforceable against AEI Lux in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar Laws relating to creditors’ rights generally and by general equitable principles.
          Section 3.03. No Other Representations. Except as expressly provided above, or elsewhere in this Agreement, AEI Lux does not make to AEI, and AEI Lux hereby expressly disclaims, any representation or warranty of any kind or nature, written or oral, statutory, express or implied, including, without limitation, with respect to AEI Lux or any of its assets.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF AEI
          Section 4.01. Organization and Related Matters. AEI is an exempted company duly organized and validly existing under the Laws of the Cayman Islands and has all necessary limited liability company power and authority to own, license, use, lease and operate its assets and properties and to carry on its business as and where it is now being conducted.
          Section 4.02. Authorization. AEI has the power and authority to execute, deliver and perform this Agreement, and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of AEI. This Agreement has been duly executed and delivered by AEI. This Agreement constitutes a legally valid and binding obligation of AEI enforceable against AEI in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar Laws relating to creditors’ rights generally and by general equitable principles.
          Section 4.03. TGS ADRs. AEI is the lawful beneficial owner of 12,642,668 TGS ADRs, free and clear of all Liens or restrictions on transfer whatsoever, except for any Liens created by this Agreement and restrictions on transfer under applicable Law. Upon the delivery of such TGS ADRs to AEI Lux (or its designee) in the manner contemplated under Sections 2.01 and 2.02, AEI Lux (or its designee) will acquire the beneficial and legal title to such TGS ADRs which shall be free and clear of all Liens or restrictions on transfer except for restrictions on transfer under federal and state securities laws. There are no outstanding options, warrants or other rights of any kind to acquire from AEI any TGS ADRs or securities convertible into or exchangeable for, or which otherwise confer on the holder thereof any right to acquire from AEI any such shares, nor is AEI committed to issue any such option, warrant, right or security.
          Section 4.04. No Other Representations. Except as expressly provided above, or elsewhere in this Agreement, AEI does not make to AEI Lux, and AEI hereby expressly disclaims, any representation or warranty of any kind or nature, written or oral, statutory, express or implied, including, without limitation, with respect to AEI or any of its assets.
ARTICLE V
ADDITIONAL COVENANTS
          Section 5.01. Further Assurances. From time to time after the date hereof, without additional consideration, each of the Parties will (or, if appropriate, cause their subsidiaries or Affiliates to) execute and deliver such further instruments and take such other action as may be necessary to make effective the transactions contemplated by this Agreement.

ARTICLE VI
MISCELLANEOUS
          Section 6.01. Governing Law; Jurisdiction and Forum; Waiver of Jury Trial.
          (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, ENFORCED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD FOR THE CONFLICTS OF LAWS PRINCIPLES THEREOF. EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY, NEW YORK AND ANY FEDERAL COURT LOCATED IN NEW YORK COUNTY, NEW YORK WITH RESPECT TO ANY PROCEEDING RELATING TO THIS AGREEMENT. FURTHER, EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION OR DEFENSE THAT IT MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY SUCH PROCEEDING IN ANY SUCH COURTS. THE PARTIES AGREE THAT ANY OR ALL OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ANY OBJECTIONS TO VENUE OR TO CONVENIENCE OF FORUM. EACH OF THE PARTIES (ON BEHALF OF ITSELF AND ITS AFFILIATES) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING WILL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE LAW.
          (b) To the extent that any Party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each Party hereby irrevocably waives such immunity in respect of its obligations with respect to this Agreement.
          (c) EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY CERTIFIES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH ABOVE IN THIS SECTION 6.01.
          Section 6.02. No Consequential Damages. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, IN NO EVENT SHALL ANY PARTY BE LIABLE UNDER THIS AGREEMENT FOR PUNITIVE DAMAGES OR ANY SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE, REGARDLESS

OF THE FORM OF ACTION THROUGH WHICH SUCH DAMAGES ARE SOUGHT. IN NO EVENT SHALL ANY PARTY BE LIABLE UNDER THIS AGREEMENT FOR LOST PROFITS, EVEN IF UNDER APPLICABLE LAW, SUCH LOST PROFITS WOULD NOT BE CONSIDERED CONSEQUENTIAL OR SPECIAL DAMAGES.
          Section 6.03. Notices. (a) All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be deemed to have been duly given only if delivered personally, by facsimile or other electronic transmission services, or by overnight mail, to the parties hereto at the following addresses (or at such other address for a party as shall be specified by like notice):
If to AEI Lux:
AEI (Luxembourg) S.à r.l.
6, rue Adolphe Fischer
L-1520 Luxembourg
Grand-Duchy of Luxembourg
Attention: Board of managers
If to AEI:
Clifton House
75 Fort Street
P.O. Box 190GT
George Town, Grand Cayman
Cayman Islands
Attention: Director
With a copy (which shall not constitute notice) to:
AEI Services LLC
700 Milam Street, Suite 700
Houston, TX 77002
Attention: General Counsel
Facsimile: (713) 345-5538
          (b) All such notices and other communications shall be deemed to have been given and received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of delivery by facsimile or similar electronic transmission, on the date of such delivery, and (iii) in the case of delivery by internationally-recognized overnight courier, on the third business day following dispatch.
          Section 6.04. Amendments. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the Parties.

          Section 6.05. Entire Agreement. This Agreement constitutes the entire agreement among AEI and AEI Lux and supersedes any prior understandings, agreements or representations by or among them, written or oral, relating to the subject matter hereof.
          Section 6.06. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (including by facsimile) to the other Party.
[Signature page to follow.]

     IN WITNESS WHEREOF, each of the undersigned, intending to be legally bound, has caused this Agreement to be duly executed and delivered on the date first set forth above.

AEI Lux

By: Victoria Management Services S. A., Manager

By:		Date:
Name:
Title: Director

By:		Date:
Name:
Title: Director

AEI
By:
	Name:	James A. Hughes
	Title:	Chief Executive Officer